EXHIBIT 5.1

BK Consulting & Associates, P.C.
Steven Sager
1844 South 3850 West, Suite B
Salt Lake City, Utah 84104
Telephone 1-888-283-4256
Facsimile 1-877-255-9218

E- Mail corporate@bbkconsultinginc.com

August 9, 2013

Tango Supplies, Inc.
1844 South 3850 West, Suite C
Salt Lake City, Utah 84104

Re: Amendment No. 3 to Registration Statement S-1

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities Tango Supplies, Inc. (the "Company") covered by the Registration Statement on Form S-1 (the "Registration Statement"), filed on November 23, 2010, as amended, with the Securities and Exchange Commission which relates to the resale of 8,000,000 shares of common stock, $0.001 par value (the "Shares") of the Company.

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, and Bylaws, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

Based upon the foregoing and in reliance thereof, it is our opinion that the outstanding Shares described in the Registration Statement, are legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement.

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada (including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

Sincerely,

/s/ Steven Sager
BK Consulting & Associates, P.C.